PNC MORTGAGE ACCEPTANCE CORP.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CM1

                             UNDERWRITING AGREEMENT


                                November 22, 1999

Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172

PNC Capital Markets, Inc.
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Prudential Securities Incorporated
One New York Plaza, 18th Floor
New York, New York  10292

Ladies and Gentlemen:

            PNC Mortgage Acceptance Corp., a Missouri corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), PNC Capital Markets, Inc. ("PNC") and Prudential Securities Incorporated ("Prudential"; and, collectively with DLJSC and PNC, the "Underwriters"), their respective allocations, as set forth in Schedule I hereto, of those classes (each, a "Class") of the Company's Commercial Mortgage Pass-Through Certificates, Series 1999-CM1, specified in Schedule II hereto (the "Offered Certificates"). The Offered Certificates, together with the other commercial mortgage pass-through certificates of the same series (the "Private Certificates"; and, collectively with the Offered Certificates, the "Certificates"), will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of December 1, 1999 (the "Cut-off Date"), among the Company, as depositor, Midland Loan Services Inc., as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Certificates will evidence the entire beneficial ownership of a trust fund (the "Trust Fund") to be established by the Company pursuant to the Pooling and Servicing Agreement. The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of monthly pay, commercial and multifamily mortgage loans (the "Mortgage Loans") transferred by the Company to the Trust Fund and listed in an attachment to the Pooling and Servicing Agreement. Multiple real estate mortgage investment conduit ("REMIC") elections are to be made with respect to the Trust Fund with the resulting REMICs being referred to as "REMIC I", "REMIC II" and "REMIC III", respectively.

            The Private Certificates will be sold by the Company to DLJSC pursuant to a certificate purchase agreement of even date herewith (the "Certificate Purchase Agreement").

            The Mortgage Loans will be acquired by the Company as follows:

            (1) Certain of the Mortgage Loans (the "Column Loans") will be acquired by the Company from Column Financial, Inc. ("Column"), pursuant to a mortgage loan purchase agreement dated November 22, 1999 (the "Column Loan Purchase Agreement"), among the Company, Column and DLJ Mortgage Capital, Inc.

            (2) Certain of the Mortgage Loans (the "Midland Loans") will be acquired by the Company from Midland Loan Services, Inc. ("MLS"), pursuant to a mortgage loan purchase agreement dated November 22, 1999 (the "MLS Loan Purchase Agreement"), between the Company and MLS.

            (3) On  December  2, 1999,  Column  will  acquire  the  certificates representing all of the ownership interests in the Midland Commercial Mortgage Owner Trust II (the "Owner Trust") from PNC Bank, National Association ("PNC") and Anthracite Capital, Inc. ("Anthracite"), pursuant to an Owner Trust Certificate Purchase Agreement dated as of November 22, 1999 among Column, PNC, Anthracite and MLS (the "Owner Trust Certificate Purchase Agreement"). Column will subsequently exercise its right as owner of a majority of the Owner Trust certificates to purchase all of the mortgage loans owned by the Owner Trust (the "Owner Trust Loans"). Under the Owner Trust Certificate Purchase Agreement, MLS made the representations and warranties regarding the Owner Trust Loans and has the obligation to effect a cure with respect to, or repurchase or replace an Owner Trust Loan in the event of, a material breach of a representation or warranty. Seventy-four of the Owner Trust Loans will be acquired by the Company from Column, pursuant to a separate mortgage loan purchase agreement, dated November 22, 1999 (the "Owner Trust Loan Purchase Agreement"), between the Company and Column.

            Column and MLS collectively constitute the "Mortgage Loan Sellers". Because MLS (and not Column) is responsible to the Trust Fund in respect of the representations and warranties that relate to the Owner Trust Loans, MLS is referred to as the Mortgage Loan Seller for those Mortgage Loans. The Column Loan Purchase Agreement, the MLS Loan Purchase Agreement and the Owner Trust Loan Purchase Agreement collectively constitute the "Mortgage Loan Purchase Agreements".

            The Offered Certificates and the Mortgage Loans are described more fully in the Basic Prospectus and the Prospectus Supplement (each of which terms is defined below) which the Company is furnishing to the Underwriters. Capitalized terms used but not otherwise defined herein will have the respective meanings assigned thereto in the Prospectus Supplement.

            1.    Representations and Warranties.

            (a) The Company represents and warrants to, and agrees with, each Underwriter that:

            (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-60749) on Form S-3, pursuant to which the offer and sale of the Offered Certificates will and can be registered under the Securities Act of 1933, as amended (the "Act"). Such registration statement has become effective. No stop order suspending the effectiveness of such registration statement has been issued or is in effect, and no proceedings for such purpose are pending or, to the Company's knowledge, threatened by the Commission. Such registration statement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement, dated the date specified in Schedule II hereto, to the prospectus, dated the date specified in Schedule II hereto, relating to the Offered Certificates and the method of distribution thereof and has previously advised the Underwriters of all further information (financial and other) with respect to the Offered Certificates set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Basic Prospectus"; such supplement to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 402(a) or Rule 424 under the Act is hereinafter called a "Preliminary Prospectus Supplement"; and any such Preliminary Prospectus Supplement and the form of prospectus that accompanied it are hereinafter together called a "Preliminary Prospectus". References herein to the Prospectus or Prospectus Supplement shall exclude information incorporated therein by reference pursuant to a filing made in accordance with Section 9 hereof, but shall include any ABS Term Sheet (as defined in Section 9) actually included therein other than by incorporation by reference (and regardless of whether such ABS Term Sheet is also incorporated therein by reference). The Company, as depositor with respect to the Trust Fund, will file with the Commission within 15 days of the issuance of the Offered Certificates a report on Form 8-K setting forth specific information concerning the Offered Certificates.

            (ii) As of the date hereof,  when the Registration  Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as defined in Section
      3), any other amendment to the Registration Statement becomes effective, when, prior to the Closing Date, any supplement to the Prospectus Supplement is filed with the Commission, and at the Closing Date, (A) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Act and the rules thereunder, (B) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties as to (X) the information contained in or omitted from the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, directly for use therein, or (Y) the information contained in or omitted from any Computational Materials (as defined in Section 9 hereof) or ABS Term Sheets (also as defined in Section 9), or any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment thereof or supplement thereto) by reason of a filing made in accordance with Section 9.

            (iii) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Missouri, with full power and authority (corporate and other) to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement. The Company is conducting its business so as to comply with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business, except where such non-compliance would not materially and adversely affect the business, operations, financial condition, properties or assets of the Company.

            (iv) The Commission has not made any request for any further amendment of the Registration Statement or the Prospectus or for any additional information, regarding the Offered Certificates, and the Company has not receive any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (v)  The  Company  has  entered  into  the  Mortgage  Loan  Purchase
      Agreements and, at or prior to the Closing Date, the Company will have entered into the Pooling and Servicing Agreement; this Agreement and the Mortgage Loan Purchase Agreements have been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement, when delivered by the Company, will have been duly authorized, executed and delivered by the Company; and this Agreement constitutes, the Mortgage Loan Purchase Agreements constitute and the Pooling and Servicing
      Agreement, when delivered by the Company, will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement which purport or are construed to provide indemnification from securities law liabilities.

            (vi)  The  Offered   Certificates  and  the  Pooling  and  Servicing
      Agreement conform in all material respects to the descriptions thereof contained in the Prospectus. The issuance and sale of the Certificates have been duly and validly authorized by the Company, and the Certificates, when duly and validly executed, authenticated and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement and the Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

            (vii)  Neither  the  sale  of  the  Offered   Certificates   to  the
      Underwriters pursuant hereto, nor the consummation of any other of the transactions contemplated in, nor the fulfillment of any of the terms of this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Company to perform its obligations under this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement.

            (viii) There are no actions or proceedings against the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Offered Certificates, (B) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, (C) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, any Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or the Offered Certificates or (D) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

            (ix) There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement.

            (x) Except for the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements which will be filed with the Commission within 15 days of the issuance of the Offered Certificates as exhibits to a Current Report on Form 8-K, there are no contracts, indentures or other documents of a character required by the Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

            (xi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates pursuant to this Agreement, any Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loan documents to the Trustee pursuant to the Pooling and Servicing Agreement, that have not been completed.

            (xii) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect business, operations, financial condition, properties or assets of the Company.

            (xiii) Any taxes, fees and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement and the Pooling and Servicing Agreement or the issuance and sale of the Offered Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

            (xiv) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (A) will convey, or cause to be conveyed, to the Trustee all of the Company's right, title and interest in and to the Mortgage Loans free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") granted by or imposed upon the Company, and (B) will have the power and authority to transfer or cause the transfer of the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Company's right, title and interest in and to the Mortgage Loans, and upon delivery to the Underwriters of the Offered Certificates pursuant hereto, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free of any Liens granted by or imposed upon the Company.

            (xv) The Company is not, and the issuance and sale of the Offered Certificates in the manner contemplated by the Prospectus will not cause the Company or the Trust Fund to be, subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (xvi) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Offered Certificates and the sale of the Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Offered Certificates. The consideration received by the Company upon the sale of the Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Offered Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters. The Company is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company.

            (xvii) At the  Closing  Date,  the  respective  classes  of  Offered
      Certificates shall have been assigned ratings no lower than those set forth in Schedule II hereto by the nationally recognized statistical rating organizations identified in Schedule II hereto (the "Rating Agencies").

            (xviii) The Trust Fund will qualify as three separate real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"); the Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C and Class D Certificates (collectively, the "REMIC III Regular Certificates") will constitute "regular interests" in REMIC III; and the Class R-I, Class R-II and Class R-III Certificates will, in the case of each such Class, constitute the sole class of "residual interests" in the related REMIC.

            (b)  MLS  represents   and  warrants  to,  and  agrees  with,   each
Underwriter that:

            (i) MLS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement. MLS is conducting its business so as to comply with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business, except where such non-compliance would not materially and adversely affect the business, operations, financial condition, properties or assets of MLS.

            (ii) MLS has entered into the MLS Loan Purchase Agreement and the Owner Trust Certificate Purchase Agreement and, at or prior to the Closing Date, MLS will have entered into the Pooling and Servicing Agreement; this Agreement, the MLS Loan Purchase Agreement and the Owner Trust Certificate Purchase Agreement have been duly authorized, executed and delivered by MLS, and the Pooling and Servicing Agreement, when delivered by MLS, will have been duly authorized, executed and delivered by MLS; and this Agreement, the MLS Loan Purchase Agreement and the Owner Trust Certificate Purchase Agreement constitute, and the Pooling and Servicing Agreement, when delivered by MLS, will constitute, valid and binding agreements of MLS, enforceable against MLS in accordance with their respective terms, except as such enforceability may be limited by
      (A) bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or similar laws affecting the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement which purport or are construed to provide indemnification from securities law liabilities.

            (iii) Neither the execution and delivery of this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of any of the terms hereof or thereof, will result in the breach of any term or provision of the certificate of incorporation or by-laws of MLS or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which MLS or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to MLS or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over MLS or any of its subsidiaries. Neither MLS nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of MLS to perform its obligations under this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement.

            (iv) There are no actions or proceedings against MLS pending, or, to the knowledge of MLS, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement, (C) which might materially and adversely affect the performance by MLS of its obligations under, or the validity or enforceability of, this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement or (D) which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, financial condition, properties or assets of MLS.

            (v) There has not been any material adverse change in the business, operations, financial condition, properties or assets of MLS since the date of its latest audited financial statements.

            (vi) No authorization, approval or consent of any court or governmental authority or agency is necessary for the execution and delivery by MLS of, or the performance by MLS under, this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement, except such as (i) have been, or as of the Closing Date will have been, obtained or (ii) are not pre-conditions required with respect to performance by MLS but rather are, in any such case, a future obligation of MLS under the Pooling and Servicing Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, the recordation of assignments of Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that has not yet been completed or obtaining a court order in connection with a foreclosure.

            (vii) MLS possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and MLS has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, financial condition, properties or assets of MLS.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal or notional amount of each Class of the Offered Certificates set forth opposite each such Underwriter's name in Schedule I hereto.

            The purchase price for each Class of the Offered Certificates as a percentage of the aggregate principal or notional amount thereof as of the Closing Date is set forth in Schedule II hereto. There will be added to the purchase price of the Offered Certificates interest in respect of each Class of the Offered Certificates at the interest rate applicable to such Class from the Cut-off Date to but not including the Closing Date.

            3. Delivery and Payment. The closing for the purchase and sale of the Offered Certificates contemplated hereby (the "Closing"), shall be made at the date, location and time of delivery set forth in Schedule II hereto, or such later date as shall be mutually acceptable to the Underwriters and the Company (such date and time of purchase and sale of the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be represented by one or more definitive global Certificates to be deposited by or on behalf of the Company with DTC. Delivery of the Offered Certificates shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds or by such other method as may be acceptable to the Company.

           The Company agrees to have the Offered Certificates available for inspection and checking by the Underwriters in Kansas City, Missouri, not later than 1:00 p.m. (Kansas City time) on the business day prior to the Closing Date.

            4. Offering by Underwriters. It is understood that each Underwriter proposes to offer its allocable share of the Offered Certificates for sale to the public as set forth in the Prospectus. It is further understood that the Company in reliance upon Policy Statement 105, has not filed and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Offered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Offered Certificates made by such Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

            5. Agreements. The Company agrees with each Underwriter that:

            (a) The Company will promptly advise the Underwriters (i) when, during any period that a prospectus relating to the Offered Certificates is required to be delivered under the Act, any amendment to the Registration Statement affecting the Offered Certificates shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information relating to the Offered Certificates, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement affecting the Offered Certificates or any supplement to the Prospectus affecting the Offered Certificates unless the Company has furnished the Underwriters with a copy for their review prior to filing, and will not file any such proposed amendment or supplement to which the Underwriters may reasonably object (provided that the foregoing does not apply to periodic reports filed pursuant to the Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference into the Prospectus). Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to said Rule. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement affecting the Offered Certificates and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) The Company will cause any Computational Materials and Structural Term Sheets (as defined in Section 9 below) with respect to the Offered Certificates that are delivered by an Underwriter to the Company pursuant to Section 9 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act, on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by an Underwriter prior to 3:00 p.m. (New York City time) and (ii) the date on which this Agreement is executed and delivered. The Company will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to the

Offered Certificates that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriters prior to 3:00 p.m. (New York City time). In addition, if at any time prior to the availability of the Prospectus Supplement, the Underwriters have delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Underwriters and the Company, a material change in the characteristics of the Mortgage Loans from those on which a Collateral Term Sheet with respect to the Offered Certificates previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriters prior to 3:00 p.m. (New York City time). In each case, the Company will promptly advise the Underwriters when such Current Report has been so filed. Each such Current Report shall be incorporated by reference in the Prospectus and the Registration Statement. Notwithstanding the foregoing provisions of this Section 5(b), the Company shall have no obligation to file any materials provided by any Underwriter pursuant to Section 9 which, in the reasonable determination of the Company, contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that, at the request of the related Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _____________" and accompanied by corrected Computational
Materials or ABS Terms Sheets that are marked, "material previously dated _____________ as corrected". The Company shall give notice to the Underwriters of its determination not to file any materials pursuant to the preceding sentence and agrees to file such materials if the Underwriters reasonably object to such determination within one business day after receipt of such notice.

            (c) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Company promptly will prepare and file with the Commission, subject to paragraph
(a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials or ABS Term Sheets incorporated by reference in the Prospectus other than as provided in Section 9.

            (d) The Company will furnish to each Underwriter and counsel for the Underwriters, without charge, for so long as delivery of a prospectus relating to the Offered Certificates may be required by the Act, as many copies of the Prospectus, the Preliminary

Prospectus, if any, and any amendments and supplements thereto as the respective Underwriters may reasonably request.

            (e)  The  Company  will  furnish  such  information,   execute  such
instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as any Underwriter may designate and will maintain such qualification in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (f) The Company will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Prospectus under "Use of Proceeds".

            (g) Whether or not the transactions contemplated in the Pooling and Servicing Agreement are consummated or this Agreement is terminated, the Company will pay or cause the payment of all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation,
(i) the fees, disbursements and expenses of the Company's counsel in connection with the purchase of the Mortgage Loans and the issuance and sale of the Offered Certificates, (ii) all fees and expenses incurred in connection with the registration and delivery of the Offered Certificates under the Act, and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iii) all costs and expenses related to the transfer and delivery of the Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, (iv) the costs of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Offered Certificates under state securities laws and all expenses in connection with the qualification of the Offered Certificates for the offer and sale under state securities laws as provided in Section 5(e), including, without limitation, filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the "blue sky" memorandum, (v) the cost of printing the Offered Certificates, (vi) the costs and charges of any transfer agent, registrar or depository, (vii) the fees and expenses of the Rating Agencies incurred in connection with the issuance and sale of the Offered Certificates and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

            The Company shall also be responsible for the payment of all out-of-pocket costs and expenses incurred by the Underwriters, including, without limitation, (i) the fees and disbursements of counsel for the Underwriters and (ii) such additional costs arising out of any Computational Materials and ABS Term Sheets prepared and/or distributed by the Underwriters, in connection with the purchase and sale of the Offered Certificates; provided, however, that if the Underwriters terminate this Agreement other than pursuant to Section 7 or 10(b) hereof, the Underwriters shall be responsible for their out-of-pocket costs and expenses.

            (h) So long as any Offered Certificates are outstanding, the Company will, or will cause the Master Servicer or Special Servicer to, furnish or make available to each Underwriter a copy of (i) the annual statement of compliance delivered by each of the Master Servicer and the Special Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee in respect of each of the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement, (iii) each report of the Company, the Trustee, the Master Servicer or the Special Servicer regarding the Offered Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Offered Certificates and (iv) from time to time, upon request of such Underwriter, such other information concerning the Offered Certificates which may be furnished by the Company, the Trustee, the Master Servicer or the Special Servicer without undue expense and without violation of applicable law or the Pooling and Servicing Agreement.

            (i) The Company shall deliver to each Underwriter a copy of the Prospectus (exclusive of information incorporated therein and further exclusive of the exhibits and annexes to the Prospectus Supplement) at or prior to the printing thereof, marked to show changes from the Preliminary Prospectus.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates as provided in this Agreement shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and MLS contained herein as of the date hereof and as of the Closing Date, to the accuracy in all material respects of the statements of the Company and MLS made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions with respect to the Offered Certificates:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the parties hereto, threatened; and the Prospectus Supplement shall have been filed with the Commission within the time period prescribed by the Commission.

            (b) The Underwriters shall have received from the Company a certificate, dated the Closing Date and executed by an executive officer of the Company, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and
(ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

            (c) The Underwriters shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of Missouri, dated not earlier than ten days prior to the Closing Date.

            (d) The Underwriters shall have received from the Secretary or an assistant secretary of the Company, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this

Agreement, a Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in any Mortgage Loan Purchase Agreement or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph (c) above which has affected the good standing of the Company under the laws of the State of Missouri. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement and the Pooling and Servicing Agreement.

            (e) The Underwriters shall have received from Morrison & Hecker L.L.P., counsel for the Company, a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to counsel for the Underwriters, to the effect that:

            (i) The Registration Statement and any amendments thereto have become effective under the Act.

            (ii) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened.

            (iii) The Registration Statement, each amendment thereto (if any), the Basic Prospectus and the Prospectus Supplement, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder.

            (iv) To such counsel's knowledge, there are no material contracts, indentures or other documents relating to the Offered Certificates of a character required to be described or referred to in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and other than any documents required to be filed as exhibits to a Current Report on Form 8-K within 15 days after the Closing Date.

            (v) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Missouri and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement.

            (vi) Each of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company.

            (vii) Each of the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors generally, (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any such agreement which purports or is construed to provide indemnification with respect to securities law violations.

            (viii) The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement and the Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

            (ix) Neither the sale of the Offered Certificates to the Underwriters pursuant to this Agreement nor the consummation of any of the other transactions contemplated by, or the fulfillment by the Company of the terms of, this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification or both, would constitute a default) under, (A) the certificate of incorporation or by-laws of the Company, or (B) to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or (C) any New York, Missouri or federal statute or regulation applicable to the Company, or (D) to the knowledge of such counsel, any order of any New York, Missouri or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except, in the case of any of (B), (C) or (D), for any conflict, breach, violation or default that, in the judgment of such counsel, is not reasonably likely to materially and adversely affect the Company's ability to perform its obligations under this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement.

            (x) No consent, approval, authorization or order of any federal, State of Missouri or State of New York court, agency or other governmental body is required for the consummation by the Company of the transactions contemplated by the terms of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, except such as may be required under the securities laws of the State of Missouri, the State of New York and other particular States in connection with the purchase and the offer and sale of the Offered Certificates by the Underwriters as to which such counsel need express no opinion, except such as have been obtained and except for any recordation of the respective assignments of the Mortgage Loan documents to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

            (xi) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund is not required to be registered under the Investment Company Act.

            (xii) The statements set forth in the Prospectus Supplement under the headings "Description of the Certificates" and "The Pooling and Servicing Agreement" and in the Basic Prospectus under the headings "Description of the Certificates" and "Servicing of the Mortgage Loans", insofar as such statements purport to summarize certain material provisions of the Offered Certificates and the Pooling and Servicing Agreement, provide a fair and accurate summary of such provisions.

            (xiii) The statements set forth in each of the Basic Prospectus and the Prospectus Supplement under the headings "ERISA Considerations", "Material Federal Income Tax Consequences" and "Legal Investment", to the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Offered Certificates to all investors, provide in all material respects a fair and accurate summary of such matters and conclusions set forth under such headings.

            (xiv) As described in the Prospectus Supplement, and assuming compliance with all the provisions of the Pooling and Servicing Agreement,
      (A) REMIC I will qualify as a REMIC within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 in effect on the date hereof (the "REMIC Provisions") and the REMIC I Regular Interests (as defined in the Pooling and Servicing Agreement) will be "regular interests" and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I (as both terms are defined in the REMIC Provisions in effect on the Closing Date), (B) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC II Regular Interests (as defined in the Pooling and Servicing Agreement) will be "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, and (C) REMIC III will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC III Regular Certificates will evidence "regular interests" and the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III.

            (xv) The portion of the Trust Fund consisting of the Grantor Trust (as defined in the Pooling and Servicing Agreement) will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986.

            Such opinion (x) may express its reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, (y) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto (other than the Company) and may otherwise be based on such assumptions as may be reasonably acceptable to counsel for the Underwriters, and (z) may be qualified as an opinion only on the law of the State of Missouri, the law of the State of New York and the federal laws of the United States of America.

            Based on such counsel's participation in conferences with officers and other representatives of the Company and of the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the Mortgage Loan Sellers, and their respective counsel, at which the contents of the Registration Statement and the Prospectus were discussed, and relying as to facts necessary to the determination of materiality to the extent such counsel may do so in the exercise of its professional responsibility upon the certificates and statements of officers and other representatives of the Company, the Mortgage Loan Sellers and others, and, although such counsel need not pass upon or assume responsibility for the actual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xii) and (xiii) above) and need not make an independent check or verification thereof, and (with limited exception) such counsel did not review any documents relating to the Mortgage Loans other than loan summaries prepared by MLS and Column, on the basis of the foregoing, such counsel shall also confirm that nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement or any amendment thereof (other than (x) financial statements, schedules and other numerical, financial and statistical data included therein or omitted therefrom and (y) the documents incorporated therein, as to which such counsel need express no opinion), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (x) financial statements, schedules and other numerical, financial and statistical data included therein or omitted therefrom and (y) the documents incorporated therein, as to which such counsel need express no opinion), as of the date of the Prospectus Supplement and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (f) The Underwriters shall have received from MLS a certificate, dated the Closing Date and executed by an executive officer of MLS, to the effect that: (i) the representations and warranties of MLS in this Agreement, the MLS Loan Purchase Agreement and the Owner Trust Certificate Purchase Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) MLS has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

            (g) The Underwriters shall have received with respect to MLS a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than ten days prior to the Closing Date.

            (h) The Underwriters shall have received from the secretary or an assistant secretary of MLS, in his or her individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of MLS, signed this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the MLS Loan Purchase Agreement, in the Owner Trust Certificate Purchase Agreement or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and
(ii) no event (including, without limitation, any act or omission on the part of MLS) has occurred since the date of the good standing certificate referred to in paragraph (g) above which has affected the good standing of MLS under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of MLS) of the certificate of incorporation and by-laws of MLS, as in effect on the Closing Date, and of the resolutions of MLS and any required shareholder consent relating to the transactions contemplated in this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement.

         (i) The Underwriters shall have received from Morrison & Hecker L.L.P., counsel for MLS, a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to counsel for the Underwriters, to the effect that:

            (i) MLS is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement.

            (ii) Each of this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by MLS.

            (iii)  Each of the MLS Loan  Purchase  Agreement,  the  Owner  Trust
      Certificate  Purchase  Agreement and the Pooling and  Servicing  Agreement
      constitutes a valid, legal and binding agreement of MLS, enforceable against MLS in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors generally, (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law, or (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any such agreement which purports or is construed to provide indemnification with respect to securities law violations.

            (iv) Neither the consummation of any of the transactions contemplated by, nor the fulfillment by MLS of the terms of, this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification or both, would constitute a default) under, (A) the certificate of incorporation or by-laws of MLS, or (B) to the knowledge of such counsel, any indenture or other agreement or instrument to which MLS is a party or by which it is bound, or (C) any New York or federal statute or regulation applicable to MLS or the Delaware General Corporation Law, or (D) to the knowledge of such counsel, any order of any New York, Delaware or federal court, regulatory body, administrative agency or governmental body having jurisdiction over MLS except, in the case of any of (B), (C) or (D), for any conflict, breach, violation or default that, in the judgment of such counsel, is not reasonably likely to materially and adversely affect MLS's ability to perform its obligations under this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement or the Pooling and Servicing Agreement.

            (v) No consent, approval, authorization or order of any federal, State of Delaware or State of New York court, agency or other governmental body is required for the consummation by MLS of the transactions contemplated by the terms of this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement, except such as may be required under the securities laws of the State of Delaware, the State of New York and other particular States in connection with the purchase and the offer and sale of the Offered Certificates by the Underwriters as to which such counsel need express no opinion, except such as have been obtained and except for any consent, approval, authorization or order that is not a pre-condition required with respect to performance by MLS but is itself a future obligation of MLS under the agreements, such as, by way of illustration, but not in limitation of the generality of the foregoing, the recordation of assignments of Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that has not yet been completed or obtaining a court order in connection with a foreclosure.

            Such opinion (x) may express its reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the MLS Loan Purchase Agreement, the Owner Trust Certificate Purchase Agreement and the Pooling and Servicing Agreement,
(y) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto (other than MLS) and may otherwise be based on such assumptions as may be reasonably acceptable to counsel for the Underwriters, and (z) may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the law of the State of New York and the federal laws of the United States of America.

            (j) The Underwriters shall have received from their counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

            (k) The Underwriters shall have received, with respect to the Trustee, a favorable opinion of counsel, dated the Closing Date and satisfactory to counsel for the Underwriters, addressing the valid existence of the Trustee under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and, subject to the same limitations as set forth in Section 6(e)(vii), the enforceability of the Pooling and Servicing Agreement against the Trustee. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to, this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto (other than the Trustee) and may be based upon such other assumptions as may be reasonably acceptable to counsel for the Underwriters. Such opinion may be qualified as an opinion only on the laws of the jurisdiction wherein the Trustee is organized, the laws of the State of New York and the federal laws of the United States of America.

            (l) The Underwriters shall have received from Ernst & Young LLP, certified public accountants, a letter dated November 22, 1999 and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, stating in effect that, using the assumptions and methodology described in such letter, they have compared such numbers and percentages set forth in the electronic database prepared by MLS with respect to the Midland Loans and the Owner Trust Loans to the corresponding information in the loan documents identified in such letter relating to the Midland Loans and the Owner Trust Loans, respectively, and found each such number and percentage set forth in such database to be in agreement with the corresponding information in such loan documents.

            (m) The Underwriters shall have received from Arthur Andersen LLP, certified public accountants, a letter dated November 22, 1999 and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, stating in effect that, using the assumptions and methodology described in such letter, they have compared such numbers and percentages set forth in the electronic database prepared by Column with respect to the Column Loans to the corresponding information in the loan documents identified in such letter relating to the Column Loans, and found each such number and percentage set forth in such database to be in agreement with the corresponding information in such loan documents.

            (n) The  Underwriters  shall have received from Arthur Andersen LLP, certified public accountants, letters dated the date of the Preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, stating in effect that, using the assumptions and methodology used by the Company, all of which shall be described in such letters, they have (based on the Mortgage Loan databases referred to in paragraphs (l) and (m) above) recalculated such numbers and percentages set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement as the Underwriters may reasonably request and as are agreed to by Arthur Andersen LLP, compared the results of their calculations to the corresponding items in the Preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations.

            (o) The Underwriters shall have received all opinions, certificates and other documents required under the Mortgage Loan Purchase Agreements to be delivered by the respective Mortgage Loan Sellers and their counsel in connection with their sales of Mortgage Loans to the Company, and each such opinion shall be dated the Closing Date and addressed to the Underwriters.

            (p) The Underwriters shall have received all opinions rendered to the rating agency or agencies identified on Schedule II hereto, by counsel to the Company and the Mortgage

Loan Sellers, and each such opinion shall be dated the Closing Date and addressed to the Underwriters.

            (q) The Offered Certificates shall have been assigned the ratings indicated on Schedule II hereto by the Rating Agencies.

            (r) The Mortgage Loan Sellers shall have sold the Mortgage Loans to the Company pursuant to the Mortgage Loan Purchase Agreements.

            (s) The Company and the Mortgage Loan Sellers shall have furnished the Underwriters with such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

            (t) Subsequent to the date hereof, there shall not have occurred any change, or development including a prospective change, in or affecting the business or properties of the Company or a Mortgage Loan Seller which, in the judgment of the Underwriters after consultation with the Company, materially impairs the investment quality of the Offered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Certificates as contemplated in the Prospectus.

            7. Cancellation for Failure to Perform. If any of the conditions specified in Section 6 shall not have been fulfilled in all material respects when and as provided by this Agreement, or if any of the opinions and certificates mentioned in Section 6 or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or by either telegraph or telecopier confirmed in writing.

            8.    Indemnification and Contribution.

            (a) MLS and the Company agree to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of the Act or the Exchange Act, against any and all losses, claims, damages, liabilities, costs and expenses, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment of or supplement to any such document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage, liability, cost, expense or action;

provided, however, that neither MLS nor the Company shall be liable to any Underwriter (or any such person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto) as to which such Underwriter has agreed to indemnify the Company pursuant to Section 8(b); and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling an Underwriter) from whom the person asserting any such loss, claim, damage, liability, cost or expense purchased the Offered Certificates which are the subject thereof if (i) such Underwriter did not give or send to such person a copy of the Prospectus (or the Prospectus as most recently amended or supplemented) at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Act, (ii) the Company has furnished to such Underwriter copies of the Prospectus (or the Prospectus as most recently amended or supplemented) in sufficient quantity at least one business day prior to such Underwriter's confirmation of the sale of such Offered Certificates to such person, and (iii) the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as most recently amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages, liabilities, costs and expenses to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter specifically for use in such document. In addition, each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages, liabilities, costs and expenses to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets (or amendments thereof or supplements thereto) delivered to prospective investors by such Underwriter, which were also furnished to the Company by such Underwriter pursuant to or as contemplated by Section 9 and made a part of, or incorporated by reference in, the Registration

Statement or in any Preliminary Prospectus Supplement or the Prospectus (or any amendment thereof or supplement thereto) by reason of a filing made pursuant to
Section 9, or arise out of or are based on the omission or alleged omission to state in any such document a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (and when read in conjunction with the Prospectus), not misleading; provided, however, that no Underwriter shall be liable to the extent that any loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Computational Materials or ABS Term Sheets (or any amendment thereof or supplement thereto) made in reliance upon and in conformity with (A) the representations and warranties of any Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement (or, in the case of MLS and the Owner Trust Loans, in the Owner Trust Certificate Purchase Agreement) or (B) any other information concerning the nature and characteristics of the Mortgage Loans, the Mortgaged Properties or the Borrowers furnished to the Underwriters by the Company or any Mortgage Loan Seller (the error in any such other information concerning the characteristics of the Mortgage Loans, the Mortgaged Properties or the Borrowers or the breach in such representations and warranties that gave rise to such untrue statement or omission, a "Collateral Error"), except to the extent that the related Mortgage Loan Seller or the Company notified such Underwriter in writing of such Collateral Error or provided in written or electronic form information superseding or correcting such Collateral Error (in any case, a "Corrected Collateral Error") prior to the time of confirmation of sale to the person that purchased the Offered Certificates that are the subject of any such loss, claim, damage, liability, cost or expense, or action in respect thereof, and such Underwriter failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information was contained in the Prospectus, failed to deliver to such person the Prospectus as amended or supplemented) at or prior to confirmation of such sale to such person. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. For all purposes of this Agreement, the Company acknowledges that the statements set forth in the second sentence of the last paragraph of the cover page of, and in the first and second sentences of the third paragraph, the second sentence of the fifth paragraph and the first sentence of the eighth paragraph under the heading "Plan of Distribution" in, the Prospectus Supplement and any Preliminary Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Computational Materials or ABS Term Sheets (or amendments thereof or supplements thereto) furnished to the Company by any Underwriter for filing pursuant to Section 9, any such ABS Term Sheet to be treated separately from any version thereof actually included in the Prospectus as described in Section 1(a) hereof), and the Underwriters confirm that such statements are correct. Any Computational Materials or ABS Term Sheets (or amendments thereof or supplements thereto) so furnished to the Company by any particular Underwriter shall relate exclusively to and be, to the extent provided herein, the several responsibility of such Underwriter and no other Underwriter.

            (c) Promptly after receipt by an indemnified  party under  paragraph
(a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from the liability under such paragraph, except to the extent that the indemnifying party was prejudiced by such failure, and the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b), as applicable, of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by DLJSC in the case of paragraph (a) of this Section 8 and by the Company in the case of paragraph (b) of this
Section 8, representing the indemnified parties under such paragraph (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent. If any proceeding is settled with such consent or if there is a final judgment for the plaintiff, however, the indemnifying party shall indemnify the indemnified party from and against any loss, claim, damage, liability, cost or expense by reason of such settlement or judgment. Notwithstanding the foregoing, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this Section 8, (ii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered under such paragraph (a) or (b), as the case may be, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, costs or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offer and sale of the Offered Certificates pursuant hereto or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in the such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter (except as may be provided in
Section 8(e) or in any agreement among underwriters relating to the offering of the Offered Certificates) be responsible under this Section 8(d) for any amount in excess of the underwriting discount applicable to the Offered Certificates purchased by such Underwriter hereunder. The relative benefits received by the Company on the one hand, and the Underwriters on the other, in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions that the total net proceeds from the sale of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in connection with the offering of the Offered Certificates, bear to the aggregate offering price of the Offered Certificates. The relative fault of the Company on the one hand and of any Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the indemnified party that received such payment shall promptly refund the amount so paid to the indemnifying party.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8(d), each person who controls an Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any liability it or they may have under this
Section 8(d), except to the extent that it or they were prejudiced by such failure, and the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any liability it or they may have otherwise than under this Section 8(d).

            (e) The Underwriters further agree as follows:

            (i) DLJSC will indemnify and hold harmless each of PNC and Prudential against any losses, claims, damages, liabilities, costs or expenses to which either PNC or Prudential, as the case may be, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statements or alleged untrue statements or omissions or alleged omissions made in (i) any ABS Term Sheets and/or Computational Materials relating to the Offered Certificates (or any amendments thereof or supplements thereto) developed, mailed or otherwise transmitted by DLJSC, or (ii) any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendments thereof or supplements thereto) in reliance upon and in conformity with written information furnished to the Company by DLJSC for use in such document; and DLJSC will reimburse PNC and Prudential, as applicable, for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such action or claim as such expenses are incurred.

            (ii) PNC will indemnify and hold harmless each of DLJSC and Prudential against any losses, claims, damages, liabilities, costs or expenses to which either DLJSC and Prudential, as the case may be, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statements or alleged untrue statements or omissions or alleged omissions made in (i) any ABS Term Sheets and/or any Computational Materials (or any amendments thereof or supplements thereto) developed, mailed or otherwise transmitted by PNC, or (ii) any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by PNC for use in such document; and PNC will reimburse DLJSC and Prudential, as applicable, for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such action or claim as such expenses are incurred.

            (iii) Prudential will indemnify and hold harmless each of DLJSC and PNC against any losses, claims, damages, liabilities, costs or expenses to which either DLJSC and PNC, as the case may be, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statements or alleged untrue statements or omissions or alleged omissions made in (i) any ABS Term Sheets and/or Computational Materials (or any amendments thereof or supplements thereto) developed, mailed or otherwise transmitted by Prudential, or (ii) any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Prudential for use in such document; and Prudential will reimburse DLJSC and PNC, as applicable, for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such action or claim as such expenses are incurred.

            (iv) Each Underwriter agrees to pay its proportionate share (based on its underwriting proportion as set forth in this Agreement) of any losses, claims, damages, liabilities, costs or expenses, joint or several, under the Act, the Exchange Act or otherwise, paid by any other Underwriter to any person or entity (other than to the contributing Underwriter), arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Computational Materials or ABS Term Sheets relating to the Offered Certificates, or any amendment of or supplement to any such document, or arising out of or based upon the omission or alleged omission to state in any such document a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that the payment contemplated by this clause (iv) shall not cover any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered by clause (i), (ii) or (iii) of this Section 8(e)); and each Underwriter will pay such proportionate share of any legal or other expenses reasonably incurred by another Underwriter in connection with investigating or defending any such loss, claim, damage, liability, cost or expense (or any action in respect thereof). Notwithstanding the foregoing, this clause (iv) is not intended to cover any losses, claims, damages, liabilities, costs or expenses referred to in the preceding sentence to the extent that they have otherwise been covered by any indemnification by or contribution from the Company or a Mortgage Loan Seller.

            (v) The provisions of Section 8(c) shall apply as between the Underwriters with respect to indemnities and payments under this Section 8(e), except a contributing Underwriter under clause (iv) of this Section 8(e) cannot assume the defense of any action.

            (vi) If the  indemnities or payments  provided in clauses (i), (ii),
      (iii) or (iv) of this Section 8(e), as the case may be, are unavailable to or, except in the case of clause (iv) of this Section 8(e), insufficient to hold harmless an indemnified party under such clause in respect of any losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof)
      referred to therein and intended to be covered thereby, then the indemnifying or contributing party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect both the relative benefits received by such indemnified party on the one hand and the indemnifying or contributing party on the other, in each case as Underwriter, from the offering of the Offered Certificates, and the relative fault of such indemnified party on the one hand and the indemnifying or contributing party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by an indemnified party on the one hand and indemnifying or contributing party on the other shall be deemed to be in the same proportion to the amount of Offered Certificates underwritten by each such party. The relative fault of an indemnified party or beneficiary on the one hand and the indemnifying or contributing party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission relates to information supplied by such indemnified party on the one hand or the indemnifying or contributing party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) referred to above in this clause (vi) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (vi), neither the indemnified party nor the indemnifying or contributing party shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public, were sold, exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (vii) The obligations of DLJSC under clauses (i), (iv) and (vi) above shall be in addition to any liability which DLJSC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls PNC or Prudential, as applicable, within the meaning of the Act or the Exchange Act; the obligations of PNC under clauses (ii),
      (iv) and (vi) above shall be in addition to any liability which PNC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls DLJSC or Prudential, as applicable, within the meaning of the Act or the Exchange Act; and the obligations of Prudential under clauses (iii), (iv) and (vi) above shall be in addition to any liability which Prudential may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls DLJSC or PNC, as applicable, within the meaning of the Act or the Exchange Act.

            9. Computational Materials and ABS Term Sheets. (a) Not later than 3:00 p.m., New York City time, on the date hereof, the Underwriters shall deliver to the Company and its counsel, as provided below, a complete copy of all materials provided by the Underwriters to prospective investors in the Offered Certificates which constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder/PSA Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral Term Sheets have not previously been delivered to the Company as contemplated by Section 9(b)(i) below. For purposes of this Agreement, "Structural Term Sheets" shall have the meaning set forth in the PSA Letter. Each delivery of Computational Materials and/or ABS Term Sheets to the Company and its counsel pursuant to this paragraph (a) shall be made in paper form and, in the case of ABS Term Sheets, electronic format suitable for filing with the Commission.

            (b) Each Underwriter represents and warrants to and agrees with the Company, as of the date hereof and as of the Closing Date, as applicable, that:

            (i) if such Underwriter has provided any Collateral Term Sheets to potential investors in the Offered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the PSA Letter, then in each such case such Underwriter delivered to the Company and its counsel, in the manner contemplated by Section 9(a), a copy of such materials no later than 3:00 p.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

            (ii) the Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to the Company pursuant to Section 9(a) or as contemplated in Section 9(b)(i) constitute all of the materials relating to the Offered Certificates furnished by such Underwriter (whether in written, electronic or other format) to prospective investors in the Offered Certificates prior to the date hereof, except for any Preliminary Prospectus and any Computational Materials and ABS Term Sheets with respect to the Offered Certificates which are not required to be filed with the Commission in accordance with the No-Action Letters, and all Computational Materials and ABS Term Sheets provided by such Underwriter to potential investors in the Offered Certificates comply with the requirements of the No-Action Letters;

            (iii) such Underwriter did not furnish to any prospective investor any Computational Materials and/or ABS Term Sheets with respect to the Offered Certificates that such Underwriter actually knew at the time of delivery to include any untrue statement of a material fact or, when read in conjunction with the Prospectus, to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iv)  all  Collateral  Term  Sheets  with  respect  to  the  Offered
      Certificates furnished by such Underwriter to prospective investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by information contained in the Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

            (v) on and after the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Offered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

            (c) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Act, it shall be necessary in the opinion of the Underwriters or counsel for the Underwriters to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by any Underwriter pursuant to or as contemplated by this Section 9 or the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (and when read in conjunction with the Prospectus), not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the Exchange Act or the rules thereunder, the Underwriters, at their expense (or, if such amendment or supplement is necessary in order for any Current Report to comply with the Act or the Exchange Act or the rules thereunder, at the expense of the Company), shall prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Offered Certificates that received such information being amended or supplemented.

            (d) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Act, it shall be necessary in the opinion of the Company or its counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by any Underwriter pursuant to or as contemplated by this Section 9 or the omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they made (and when read in conjunction with the Prospectus), not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the Exchange Act or the rules thereunder, the Company promptly will notify each Underwriter of the necessity of such amendment or supplement, and the Underwriters, at their expense (or, if such amendment or supplement is necessary in order for any Current Report to comply with the Act or the Exchange Act or the rules thereunder, at the expense of the Company), shall prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Offered Certificates that received such information being amended or supplemented.

            10.   Substitution of Underwriters.

            (a) If any Underwriter shall fail to take up and pay for the amount of the Offered Certificates agreed by such Underwriter to be purchased under this Agreement, upon tender of such Offered Certificates in accordance with the terms hereof, and the amount of the Offered Certificates not purchased does not aggregate more than 10% of the total amount of the Offered Certificates set forth in Schedule I hereof (based on aggregate purchase price), the remaining Underwriters shall be obligated to take up and pay for the Offered Certificates that the withdrawing or defaulting Underwriter agreed but failed to purchase.

            (b) If any Underwriter shall fail to take up and pay for the amount of the Offered Certificates agreed by such Underwriter to be purchased under this Agreement (such Underwriter being a "Defaulting Underwriter"), upon tender of such Offered Certificates in accordance with the terms hereof, and the amount of the Offered Certificates not purchased aggregates more than 10% of the total amount of the Offered Certificates set forth in Schedule I hereto (based on aggregate price), and arrangements satisfactory to the remaining Underwriter(s) and the Company for the purchase of such Certificates by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 5(g) and Section 8 hereof) nor shall any Underwriter (other than a Defaulting Underwriter) be under any liability to the Company (except to the extent provided in Sections 8 and 9 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Company or to the other Underwriters by reason of its failure to take up and pay for Offered Certificates as agreed by such Defaulting Underwriter.

            11. Termination Upon the Occurrence of Certain Events. Any Underwriter may terminate its obligations under this Agreement in the absolute discretion of such Underwriter, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company, any Mortgage Loan Seller or any of their respective affiliates shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or State of New York authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, and (b) such event, singly or together with any other of the events specified in clauses (a)(i) through (iv) above, makes it, in the judgment of such Underwriter, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

            12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and representatives, MLS or its officers and representatives and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 5(g), 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

            13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any Underwriter, will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at its address set forth on Schedule I hereto (or, at such other address as may be furnished by such Underwriter to the Company in accordance with this Section
13); or, if sent to the Company, will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at PNC Mortgage Acceptance Corp., 210 W. 10th Street, Kansas City, Missouri 64105, Attention: Chief Executive Officer, Telecopy No.: (816) 435-2327 (or at such other address as may be furnished by the Company to each Underwriter in accordance with this Section
13); or, if sent to MLS, will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at Midland Loan Services, Inc., 210 W. 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Chief Executive Officer, Telecopy No.: 816-435-2327 (or at such other address as may be furnished by MLS to each Underwriter in accordance with this Section 13).

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors, heirs and legal representatives, and no other person will have any right or obligation hereunder.

            15. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of law principles. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                           [SIGNATURE PAGE FOLLOWS]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, MLS and the Underwriters.

                                Very truly yours,

                                PNC MORTGAGE ACCEPTANCE CORP.


                                By: /s/ Douglas D. Danforth, Jr.

                                    __________________________________________
                                    Name: Douglas d. Danforth, Jr.
                                    Title: Chief Executive Officer


                                MIDLAND LOAN SERVICES, INC.


                                By: /s/ Lawrence D. Ashley

                                    __________________________________________
                                    Name: Lawrence D. Ashley
                                    Title: Senior Vice President


Accepted at New York, New York,
as of the date first written above.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By: /s/ N. Dante Larocca

    ______________________________
    Name: N. Dante Larocca
    Title: Senior Vice President


Accepted at New York, New York,
as of the date first written above.

PNC CAPITAL MARKETS, INC.


By:  /s/ Timthy R. Martin

     _____________________________
     Name: Timothy R. Martin
     Title: Managing Director

Accepted at New York, New York,
as of the date first written above.

PRUDENTIAL SECURITIES INCORPORATED


By:  /s/ Clay Febhar

     _____________________________
     Name: Clay Febhar
     Title: Managing Director

                                  SCHEDULE I


                                                      Principal or Notional
                                                       Amount of Relevant
                                                        Class of Offered
                                                   Certificates to be Purchased
Underwriters (and addresses)          Class          (Express as a Percentage
                                                     of the Total Principal or
                                                 Notional Amount of that Class)



Donaldson, Lufkin & Jenrette         Class S                            100.0%
  Securities Corporation             Class A-1A                          75.6%
277 Park Avenue                      Class A-1B                          74.6%
New York, New York 10172             Class A-2                          100.0%
Attention: N. Dante LaRocca          Class A-3                          100.0%
                                     Class A-4                          100.0%
                                     Class B-1                          100.0%
                                     Class B-2                          100.0%


PNC Capital Markets, Inc.            Class S                              0.0%
One PNC Plaza, 26th Floor            Class A-1A                          12.2%
249 Fifth Avenue                     Class A-1B                          12.7%
Pittsburgh, Pennsylvania 15222       Class A-2                            0.0%
                                     Class A-3                            0.0%
                                     Class A-4                            0.0%
                                     Class B-1                            0.0%
                                     Class B-2                            0.0%


Prudential Securities                Class S                              0.0%
Incorporated                         Class A-1A                          12.2%
One New York Plaza, 18th Floor       Class A-1B                          12.7%
New York, New York  10292            Class A-2                            0.0%
                                     Class A-3                            0.0%
                                     Class A-4                            0.0%
                                     Class B-1                            0.0%
                                     Class B-2                            0.0%

__________________________

(1)   Notional Amount

                                  SCHEDULE II


Registration Statement No. 333-60749

Basic Prospectus dated               November 22, 1999

Prospectus Supplement dated          November 22, 1999

Title of Offered Certificates:       Commercial Mortgage Pass-Through
                                     Certificates, Series 1999-CM1



Cut-off Date:                        December 1, 1999

Closing:                             10:00 a.m. on December 2, 1999
                                     at the offices of Morrison & Hecker L.L.P., 2600 Grand Avenue
                                     Kansas City, Missouri 64108

                                  Initial
                            Aggregate Certificate
Class Designation            Principal Balance           Initial          Purchase Price(2)      Rating (3)
                                or Notional         Pass-Through Rate
                             Amount of Class(1)
                           ----------------------
Class S                          $760,414,266(4)              0.8340%                            AAA-/AAA
Class A-1A                          $123,351,000              7.1100%                           AAAA/AAAA
Class A-1B                          $433,652,000              7.3300%                             AAA/AAA
Class A-2                            $39,922,000              7.5100%                              AA/AA
Class A-3                            $34,218,000              7.6600%                               A/A
Class A-4                            $13,308,000              7.8500%                              A-/A-
Class B-1                            $24,713,000              8.1610%                             BBB/BBB
Class B-2                             $9,505,000              8.1610%                            BBB-/BBB-



__________________________

(1)   Plus or minus a permitted variance of 5%.

(2) Expressed as a percentage of the aggregate stated or notional amount, as applicable, of the relevant class of Offered Certificates to be purchased. The purchase price for each class of the Offered Certificates will include accrued interest at the initial Pass-Through Rate therefor on the aggregate stated or notional amount, as applicable, thereof to be purchased from the Cut-off Date to but not including the Closing Date.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc., respectively.

(4)   Aggregate Notional Amount.